Exhibit 99.1

Providence Service Corporation and Frazier Healthcare Partners Announce Strategic Partnership in Matrix Medical Network

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Frazier Healthcare Partners to acquire a majority interest in Matrix Medical Network; Providence Service Corporation will maintain a significant interest and have representatives on Matrix’s Board of Directors

●	Transaction values Matrix at $537.5 million
●	Providence to receive gross cash proceeds of approximately $418 million before transaction costs, taxes, and customary post-closing adjustments

STAMFORD, CT – August 29, 2016 – The Providence Service Corporation (“Providence”) (Nasdaq: PRSC) today announced it has signed a definitive subscription agreement with an affiliate of Frazier Healthcare Partners (“Frazier”), a leading private equity firm based in Seattle, pursuant to which Frazier will own a 60% equity interest in Matrix Medical Network (“Matrix”), which values Matrix at approximately $537.5 million. Following closing of the transaction, Providence will retain a 40% equity interest in Matrix and have representatives on Matrix’s Board of Directors.

“This partnership will allow us to accelerate our growth strategy into a diversified healthcare services company by leveraging our proven operational platform as the foundation,” said Walt Cooper, CEO of Matrix. “We look forward to partnering with one of the preeminent healthcare investors by utilizing their strategic relationships and broad expertise to bring care to more markets and more populations.”

“We are excited to partner with Providence to help Matrix expand its core offerings into adjacent markets and provide innovative additional services to its customers' members,” said Ben Magnano, General Partner at Frazier.  “This partnership is another successful example of Frazier's operating partner model whereby we work with experienced executives to identify and invest in growth areas within healthcare.  Brett Moraski, who is a long-tenured managed care executive and Frazier Operating Partner, helped create the opportunity for investment into Matrix in partnership with Providence.  We look forward to working with the Matrix team and Brett to continue driving the future growth of the business.”

According to James Lindstrom, CEO of Providence, “After recently completing its two millionth in-home health assessment visit, we are creating this partnership with Frazier to accelerate Matrix’s growth opportunities. Partnering with Frazier is an example of how Providence seeks to work with leaders in industry domains, particularly where those partners with deep industry insight, when combined with our long-term investment perspective, can provide advantages for our clients, colleagues and shareholders. For Providence, the transaction represents a validation of the investment to date and the liquidity provides further opportunity for disciplined capital deployment.”

Strategic Partnership Overview

The strategic partnership with Frazier is expected to generate substantial strategic and operational benefits, such as:

●	Positioning Matrix to accelerate growth in its chronic care management and assessment offerings;
●	Providing Matrix with access to Frazier’s network and domain expertise in payor services, which can provide additional acquisition and investment opportunities for both Providence and Frazier; and
●	Allowing Providence to benefit from Matrix’s enhanced earnings growth profile through its ongoing equity ownership.

The transaction, which has been approved by the Providence Board of Directors, values Matrix at $537.5 million. Providence will receive gross cash proceeds from Matrix of approximately $418 million before transaction fees, taxes, and customary post-closing adjustments while also retaining a 40% equity interest in Matrix. The cash proceeds to Providence are comprised of a new term loan fully underwritten by SunTrust Robinson Humphrey and Frazier’s subscription for a 60% equity interest. Further details can be found in the 8-K to be filed on or about August 31, 2016.

Matrix Background

Acquired by Providence in October 2014 for approximately $393 million, Matrix has strengthened its strategic value through a variety of initiatives under the Matrix and Providence leadership teams. In an effort to build a foundation for future growth, Matrix has since launched an in-home chronic care management program and expanded its in-home assessments offerings into adjacent markets. In 2015, Matrix generated $217.4 million of revenue and operating income of $22.1 million, which included $29.5 million of depreciation and amortization.

Additional Transaction Considerations

Providence intends to use a portion of the cash proceeds to repay in full its term loan and swingline credit facilities. Upon the closing of the transaction, Providence expects to have approximately $194 million of undrawn capacity on its swingline credit facilities. Based upon Providence’s anticipated outstanding debt immediately after closing of the transaction, Providence expects its annual interest expense to decrease to approximately $0.5 million per year and to be comprised primarily of undrawn revolving commitment fees.

Providence expects to recognize a pre-tax gain as a result of the transaction in the range of $125 million to $150 million in the fourth quarter of 2016. Upon closing, Providence expects to report its 40% equity interest in Matrix as an equity investment.

Subject to additional management evaluation of market and business conditions, share price and other factors and evaluation and approval by Providence’s Board of Directors, the remaining net proceeds from the transaction may be used by Providence for acquisitions, investments in the long-term development of the Company’s other businesses and the return of capital to stockholders through a share buyback program, among other uses.

The transaction is subject to satisfaction of customary closing conditions and is expected to close in the fourth quarter of 2016.

TripleTree served as financial advisor to Providence. Debevoise & Plimpton LLP served as Providence’s primary legal counsel. Goodwin & Proctor LLP served as Frazier’s primary legal counsel.

About Providence

The Providence Service Corporation is a holding company whose subsidiaries provide critical healthcare and workforce development services, comprised of non-emergency transportation services, workforce development services, legal offender rehabilitation services, health assessment services, and care management services in the United States and abroad. For more information, please visit www.prscholdings.com.

About Frazier Healthcare Partners

Founded in 1991, Frazier Healthcare Partners is a leading provider of growth capital to healthcare companies. The firm has over $2.9 billion in committed capital under management and has made investments in over 170 healthcare companies with investment types ranging from company creation and venture capital to growth buyouts and leveraged recapitalizations. Frazier’s experienced team takes an active approach to helping build portfolio companies, leveraging the team’s deep domain expertise and expansive network of healthcare executives, advisors and industry thought leaders. The firm’s Growth Buyout team invests in profitable companies focusing on healthcare services, pharmaceutical services, medical products, and related sectors. The firm’s Life Sciences team invests in therapeutics and related areas that are addressing unmet medical needs through innovation. Frazier has offices in Seattle, Washington and Menlo Park, California, and invests broadly across the United States, Canada, and Europe. Additional information about Frazier is available through its website, www.frazierhealthcare.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations and assumptions of Providence’s management that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the timing of the closing of, and risks associated with the ability to consummate, the transaction between Providence and Frazier, the ability of Matrix to realize the anticipated benefits of the partnership between Providence and Frazier, the potential impact of the announcement of the transaction or consummation of the transaction on relationships, including with employees, customers and competitors and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent filings. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

Chris Brigleb – VP of Finance

(203) 816-6589